EXHIBIT 1.1


                                6,144,908 Shares


                              Class A Common Stock
                                ($.01 Par Value)

                             UNDERWRITING AGREEMENT




                                  May 20, 2004

                             UNDERWRITING AGREEMENT

                                                                    May 20, 2004
UBS Securities LLC
Natexis Bleichroeder Inc.
as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171

Ladies and Gentlemen:

          The Vincent K. McMahon Irrevocable Trust (the "Selling Stockholder") proposes to sell to the underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as representatives, an aggregate of 6,144,908 shares (the "Firm Shares") of Class A Common Stock, $.01 par value (the "Class A Common Stock"), of World Wrestling Entertainment, Inc., a Delaware corporation (the "Company"). In addition, solely for the purpose of covering over-allotments, the Selling Stockholder proposes to grant to the Underwriters the option to purchase from the Selling Stockholder up to an additional 921,736 shares of Class A Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below, and represent the number of shares of Class A Common Stock into which the same number of shares of Class B Common Stock, $.01 par value (the "Class B Common Stock"), of the Company held by the Selling Stockholder will automatically convert upon their sale in the transactions contemplated hereby. The Class A Common Stock and the Class B Common Stock are hereinafter collectively sometimes referred to as the "Common Stock."

          The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (File No. 333-114915) under the Act, including a prospectus which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), relating to, among other things, the Shares and the offer and sale thereof in accordance with Rule 415 of the Act. Such registration statement has been declared effective and the Company has furnished to you, for use by the Underwriters and by dealers, copies of such registration statement as amended (including post-effective amendments, if any) and one or more preliminary prospectus supplement relating to the Shares. Except where the context otherwise requires, the registration statement, as amended at the time it became effective (including post-effective amendments, if any), including the Prospectus (as defined below) and all documents filed as a part thereof or incorporated by reference therein and also including any registration statement filed pursuant to Rule 462(b) under the Act ("Rule 462(b)"), is herein called the "Registration Statement." The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus, preliminary prospectus supplement or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall also refer to such revised prospectus, preliminary prospectus supplement or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

               The Company, the Selling Stockholder and the Underwriters agree as follows:

          1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Stockholder the number of Firm Shares as set forth in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $10.9825 per Share. The Selling Stockholder is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the filing of the prospectus supplement required to be filed pursuant to Rule 424(b) as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price of the Shares after the initial public offering to such extent as you may determine.

          In addition, the Selling Stockholder hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholder ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Selling Stockholder for the Firm Shares. This option may be exercised by UBS Securities LLC ("UBS") on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof.

          2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Selling Stockholder by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company
(DTC) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on May 26, 2004 (unless another time shall be agreed to by you and the Company and the Selling Stockholder or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

          Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

          Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Ave, New York, New York at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

          3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

               (a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission; the Company is eligible to use Form S-3 and the conditions to the use of Form S-3 have been satisfied; the Registration Statement as of the date of this Agreement meets, and the offering of the Shares complies with, the requirements of Rule 415 under the Act. The Registration Statement complied when it became effective, complies and, at the time of purchase and any additional time of purchase, will comply, and the Prospectus conformed as of its date, conforms and, at the time of purchase and any additional time of purchase, will conform in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Registration Statement did not at the time of effectiveness, does not and, at the time of purchase and any additional time of purchase, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you or on your behalf to the Company expressly for use in the

          Registration Statement or the Prospectus; the documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, including the Prospectus;

               (b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading "Actual" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth under the heading "As Adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization," subject in each case in the issuance of Common Stock upon the exercise of stock options and the vesting of restricted stock units; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the shares of Class B Common Stock held by the Selling Stockholder immediately prior to the consummation of the transactions contemplated hereby will by the terms of the Class B Common Stock convert automatically upon the sale thereof at the time of purchase or the time of additional purchase, as the case may be, on a one-for-one basis into shares of Class A Common Stock;

               (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to perform its obligations hereunder;

               (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect");

               (e) none of the Company's subsidiaries (as defined in the Exchange Act) (collectively, the "Subsidiaries"), individually or collectively, constitutes a significant subsidiary (as defined under Section 1-02 of Regulation S-X promulgated under the Securities Act); except as described in the Registration Statement and Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the by-laws of the Company and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase;

               (f) the Shares have been duly and validly authorized and are duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

               (g) the capital stock of the Company, including the Common Stock and the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability solely by reason of being such holders;

               (h) this Agreement has been duly authorized, executed and delivered by the Company;

               (i) the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (1) its charter or by-laws, or (2) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, except, in the case of clause (2) only, for any breach, violation or default which would not, alone or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the charter or by-laws of the Company, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of the Company or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company;

               (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the
          Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

               (k) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as described in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

               (l) the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not in violation of, or in default under, and has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

               (m) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

               (n) except as described in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened, to which the Company or any of its directors or officers (in their capacities as such) is a party or of which any of its properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency (including the Federal Communications Commission), except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

               (o)  Deloitte  & Touche  LLP,  whose  report on the  consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

               (p) the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data set forth in the Registration Statement or the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required; the Company and the Subsidiaries do not have any liabilities or obligations, direct or contingent (including any off-balance sheet obligations) material to the Company and
          Subsidiaries taken as a whole that are not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

               (q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any Material Adverse Effect, or any development that could result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

               (r) the Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of its directors, the officers listed under the heading "Management" in the Prospectus, and holders of Class B Common Stock; provided that the Selling Stockholder will not be required to execute such Lock-Up Agreement;

               (s) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

               (t) except as described  in the  Registration  Statement  and the
          Prospectus, the Company and each of the Subsidiaries has good and marketable title to all real property described in the Registration Statement or in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement or the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

               (u) except as described in the Registration Statement and the Prospectus, (i) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement or the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, "Intellectual Property"); (ii) there are no third parties who have or, to the Company's knowledge after due inquiry, will be able to establish, rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (iii) to the Company's knowledge, there is no infringement by third parties of any Intellectual Property except as is not material and has been previously disclosed to the Underwriters;
          (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, except for actions, suits, proceedings or claims that would not, individually or in the aggregate, have a Material Adverse Effect and such pending actions, suits, proceedings or claims that have been previously disclosed to the Underwriters, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, except for actions, suits, proceedings or claims that would not, individually or in the aggregate, have a Material Adverse Effect and such pending actions, suits, proceedings or claims that have been previously disclosed to the Underwriters, and the Company is unaware of any facts which could form a reasonable basis for any such claim; and (vi) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, except for actions, suits, proceedings or claims that would not, individually or in the aggregate, have a Material Adverse Effect and such pending actions, suits, proceedings or claims that have been previously disclosed to the Underwriters, and the Company is unaware of any facts which could form a reasonable basis for any such claim; and the Company has no issued patents or pending patent applications;

               (v) the Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's knowledge after due inquiry, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement to which the Company is party is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Company's knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no material violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company;

               (w) the Company has not violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of health and human safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), does not lack any permit, license or other approval required of it under applicable Environmental Laws, and is not violating any term or condition of any such permit, license or approval, except in each case as could not reasonably be expected to have a Material Adverse Effect;

               (x) all tax returns required to be filed by the Company have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

               (y) the Company maintains insurance covering its properties, operations, personnel, including independent contractors working as performers, and businesses as the Company deems adequate and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent which the Company reasonably believes is adequate to protect the Company and its businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

               (z) the Company has not sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that, individually or in the aggregate, would result in a Material Adverse Effect;

               (aa) except as would not result in a Material Adverse Effect, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company's knowledge after due inquiry, any other party to any such contract or agreement;

               (bb) the  Company  and the  Subsidiaries  maintain  a  system  of
          internal   accounting   controls   sufficient  to  provide  reasonable
          assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

               (cc) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure  controls  and  procedures  are  designed  to  ensure  that material information relating to the Company, including the Subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of:
          (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

               (dd) the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

               (ee) any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

               (ff) neither the Company nor, to the Company's knowledge, any employee, independent contractor or agent of the Company, has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

               (gg) neither the Company nor, to the Company's knowledge, any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to, cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

               (hh) to the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

               (ii) the Company has received a waiver from Invemed Capital Fund, L.P. ("ICF"), a holder of Class A Common Stock, by which ICF waives any and all of its rights under the Registration Rights Agreement between ICF and the Company dated August 30, 2001, in connection with the transactions contemplated hereby; and

               (jj) the Company and any of the officers and directors of the Company, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

               In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

          4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:

               (a) the Selling Stockholder now is and at the time of delivery of the Shares (whether the time of purchase or additional time of purchase, as the case may be) will be, the lawful owner of a number of shares Class B Common Stock equal to the number of shares of Class A Common Stock to be purchased by the Underwriters pursuant to this Agreement and has and, at the time of delivery thereof, will have valid and marketable title to such Class B Common Stock, and upon delivery of and payment for the Shares (whether at the time of purchase or the additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to the Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

               (b) the Selling Stockholder has and at the time of delivery of the Shares (whether the time of purchase or additional time of purchase, as the case may be) will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

               (c) this Agreement has been duly executed and delivered by the Selling Stockholder and is a legal, valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms;

               (d) the Registration Statement did not at the time of effectiveness, does not and, at the time of purchase, any additional time of purchase and at any time at which the Prospectus is delivered in connection with any sale of Shares, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Prospectus will not, as of its date and at the time of purchase, any additional time of purchase and at any time at which the Prospectus is delivered in connection with any sale of Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Selling Stockholder makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; and

               (e) the sale of the Shares pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Prospectus.

          5. Certain Covenants of the Company. The Company hereby agrees:

               (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in
          Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

               (c) if, at the time this Agreement is executed and delivered, it is necessary for any post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

               (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

               (e) subject to Section 5(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

               (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

               (g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

               (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than June 30, 2005;

               (i) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders' equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

               (j) to furnish to you five copies of the Registration Statement and Prospectus, as initially filed with the Commission, and of all amendments and supplements thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

               (k) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries;

               (l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(c) hereof;

               (m) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the "Lock-Up Period"), without the prior written consent of UBS, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants or the vesting of restricted stock units disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance of employee stock options or restricted stock units not exercisable or vesting, as the case may be, during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; provided, however, that if (i) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues a earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this section 5(n) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided further, however, the foregoing proviso will not apply if, within 3 days of the termination of the 90-day restricted period, the Company delivers to UBS a certificate in accordance with Section 13 hereof, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company's shares of Class A Common Stock are, as of the date of delivery of such certificate, "actively traded securities," as defined in Regulation M, 17 CFR 242.101(c)(1)(i); and

               (n) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Class A Common Stock.

          6.  Certain  Covenants  of  the  Selling   Stockholder.   The  Selling
Stockholder hereby agrees with each of the Underwriters and the Company that:

               (a) except for any distribution to a trust beneficiary required by the terms of the Vincent K. McMahon Irrevocable Deed of Trust, dated June 30, 1999 ("Deed of Trust") where the distributee is bound as a successor or assign under this Agreement, the Selling Stockholder will not sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days after the date hereof, without the prior written consent of UBS; provided, however, that if (i) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues a earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this section 6(a) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided further, however, the foregoing proviso will not apply if, within 3 days of the termination of the 90-day restricted period, the Company delivers to UBS a certificate in accordance with Section 13 hereof, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Selling Stockholder that the Selling Stockholder's shares of Class A Common Stock and Class B Common Stock, upon conversion into Class A Common Stock, are, as of the date of delivery of such certificate, "actively traded securities," as defined in Regulation M, 17 CFR 242.101(c)(1)(i); and

               (b) to pay all costs, expenses, fees and taxes in connection with
          (i) the preparation and filing of the Registration Statement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, and (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show.

          7. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Selling Stockholder shall, in addition to paying the amounts described in Section 6(b) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

          8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Selling Stockholder of its obligations hereunder and to the following additional conditions precedent:

               (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Kirkpatrick & Lockhart LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Weil, Gotshal & Manges, LLP counsel for the Underwriters, stating that:

                    (i) the Company is a corporation duly incorporated,  validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;

                    (ii) the  Company  is duly  qualified  to do  business  as a foreign corporation and is in good standing in the jurisdictions listed on an exhibit to such opinion of counsel;

                    (iii) this Agreement has been duly authorized,  executed and delivered by the Company;

                    (iv) the Shares have been duly authorized and validly issued and are fully paid and non-assessable;

                    (v) the Company  has an  authorized  and, to such  counsel's knowledge based solely on a fact certificate, outstanding capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights by operation of law; and the holders of the Shares will not be subject to personal liability for the obligations and liabilities of the Company solely by reason of being such holders;

                    (vi) the  shares  of Class B Common  Stock to be sold to you pursuant hereto will convert automatically, on a one-for-one basis, into shares of Class A Common Stock immediately upon the sale of such shares of Class B Common Stock;

                    (vii) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

                    (viii) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act (including the requirements of Rule 415 under the Act) and the conditions to the use of Form S-3 have been satisfied; the documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion);

                    (ix) the  Registration  Statement has become effective under the Act and, to such counsel's knowledge based solely on a telephone conversation with a member of the staff of the Commission, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in accordance with Rule 424;

                    (x) the performance by the Company of its obligations hereunder does not require the Company to obtain any approval, authorization, consent or order of any court or governmental authority, other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

                    (xi) the execution and delivery by the Company  hereof,  and the performance by the Company of its obligations hereunder, do not result in any breach or violation of or constitute a default under (or constitute an event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the charter or by-laws of the Company, the express terms of any agreement or instrument filed as an exhibit to the Registration Statement, the General Corporation Law of the State of Delaware, any applicable statute, rule or regulation of the United States, or any existing obligation of the Company under the express terms of any court order which, to such counsel's knowledge based solely on a fact certificate, names the Company and is specifically directed to it or its property;

                    (xii) to such counsel's knowledge without investigation,  at the date hereof, there are no actions, suits, claims, investigations or proceedings pending or overtly threatened in writing to which the Company or any of its directors or officers is a party or to which any of the Company's properties is subject which are required to be described in the Registration Statement or the Prospectus but are not so described;

                    (xiii) the  Company  is not an  "investment  company"  or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act; and

                    (xiv) the information in the Registration  Statement and the
               Prospectus under the headings "Risk Factors - We could incur substantial liabilities if pending material litigation is resolved unfavorably," "Business - Litigation," and "Description of Capital Stock", insofar as such statements constitute a summary of the Company charter or bylaws or matters of law are accurate in all material respects and present fairly the information required to be shown; to such counsel's knowledge based solely on a fact certificate, all contracts and other documents required to be described or referred to in the Registration Statement or filed as exhibits to the Registration Statement have been so described, referred to, or filed, as the case may be, and the descriptions of or references to those documents in the Registration Statement are correct in all material respects.

               In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Company, including certain of its executive, financial and accounting officers, representatives of the independent public accountants of the Company and representatives of the Underwriters, including counsel to the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, has reviewed certificates of certain officers of the Company and a letter addressed to the Underwriters from the Company's independent accountants and, although such counsel is not opining as to factual matters and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, assumes the correctness and completeness of the information included in the Registration Statement and the Prospectus, and has not made independent investigation or verification of that information, on the basis of such counsel's review of the Registration Statement and the Prospectus and participation in their preparation, nothing has come to the attention of such counsel that causes them to believe that the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial or accounting data included in the Registration Statement or the Prospectus or any supplement or amendment thereto).

               (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Edward L. Kaufman, general counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Weil, Gotshal & Manges, LLP counsel for the Underwriters, stating that:

                    (i) there are no affiliate  transactions,  off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

                    (ii) except as described in the  Registration  Statement and the Prospectus, (i) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there are no third parties who have or, to such counsel's knowledge after due inquiry, will be able to establish, rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (iii) to such counsel's knowledge, there is no infringement by third parties of any Intellectual Property except as is not material and has been previously disclosed to the Underwriters; (iv) there is no pending or, to such counsel's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, except for threatened actions, suits, proceedings or claims that would not, individually or in the aggregate, have a Material Adverse Effect and such pending actions, suits, proceedings or claims that have been previously disclosed to the Underwriters, and such counsel is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to such counsel's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, except for actions, suits, proceedings or claims that would not, individually or in the aggregate, have a Material Adverse Effect and such pending actions, suits, proceedings or claims that have been previously disclosed to the Underwriters, and such counsel is unaware of any facts which could form a reasonable basis for any such claim; and (vi) there is no pending or, to such counsel's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, except for actions, suits, proceedings or claims that would not, individually or in the aggregate, have a Material Adverse Effect and such pending actions, suits, proceedings or claims that have been previously disclosed to the Underwriters, and such counsel is unaware of any facts which could form a reasonable basis for any such claim; and the Company has no issued patents or pending patent applications;

                    (iii) except as described in the Registration  Statement and the Prospectus, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

                    (iv) the issued and  outstanding  shares of capital stock of the Company are not subject to contractual preemptive rights, resale rights, rights of first refusal and similar rights; and

                    (v) the  Company  is not in  breach  or  violation  of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (1) its charter or by-laws, or (2) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, except, in the case of clause (2) only, for any breach, violation or default which would not, alone or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the charter or by-laws of the Company, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of the Company or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company.

               (c) The Selling Stockholder shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Kirkpatrick & Lockhart LLP, counsel for the Selling Stockholder (in reliance on an opinion of Connecticut counsel as to matters of Connecticut law), addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Weil, Gotshal & Manges LLP, counsel for the Underwriters, stating that:

                    (i) this  Agreement  has been duly executed and delivered by the Selling Stockholder;

                    (ii) the Selling  Stockholder has the trust power to perform its obligations hereunder, and to such counsel's knowledge, the performance by the Selling Stockholder of its obligations hereunder does not require the Selling Stockholder to obtain any approval by or make any filing with any governmental authority under any statute, rule or regulation of the United States or the State of Connecticut (other than those imposed by federal or state securities laws, as to which such counsel need express no opinion);

                    (iii) the  Selling  Stockholder  is the record  owner of the securities to be sold by the Selling Stockholder pursuant hereto upon delivery to the Underwriters of the certificates evidencing those securities indorsed by and effective indorsement to the Underwriters in blank, and payment for those securities in accordance with the terms hereof, the Underwriters will acquire all the rights in those securities that the Selling Stockholder has or has the power to transfer and, assuming that the Underwriters do not have notice of any adverse claim, those rights will be free of any adverse claim within the meaning of the Uniform Commercial Code; and

                    (iv) to  such  counsel's  knowledge  the  statements  in the
               Prospectus under the caption "Selling Stockholder" insofar as such statements constitute a summary of the matters referred to therein present fairly the information called for with respect to such matters.

               (d) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

               (e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Weil, Gotshal & Manges LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraphs (iii), (v) (with respect to preemptive rights only), (vii) (with respect to the Shares only), (viii), (ix) and the last subparagraph of paragraph (a) of this
          Section 8.

               (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

               (g) Any Prospectus required to be filed pursuant to Rule 424(b) shall have been filed with the Commission at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 5:30 P.M., New York City time, on the date of this Agreement.

               (h) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

               (i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

               (j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer to the form attached as Exhibit B hereto.

               (k) You shall have received signed Lock-up Agreements referred to in Section 3(r) hereof.

               (l) The Company and the Selling Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

               (n) The Selling Stockholder will at the time of purchase and the additional time of purchase, as the case may be deliver to you a certificate of the Selling Stockholder to the effect that the representations and the warranties of the Selling Stockholder as set forth in this Agreement are true and correct as of each such date.

          9. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, which would, in UBS' judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS' judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

               If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company, the Representatives of the Selling Stockholder and each other Underwriter shall be notified promptly in writing.

               If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholder, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(b), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholder under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

          10. Increase in Underwriters' Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

               Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Stockholder agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

               If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

               The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

               If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting
Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          11. Indemnity and Contribution.

               (a) The Company and the Selling Stockholder jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration
          Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required under any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares;
          provided, further, that the Selling Stockholder shall not be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than the Selling Stockholder and, in any event, the Selling Stockholder shall not be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds to be received by the Selling Stockholder (before deducting expenses) from the sale of Shares hereunder.

               If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or the Selling Stockholder pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company and the Selling Stockholder in writing of the institution of such Proceeding and the Company or the Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Selling Stockholder shall not relieve the Company or the Selling Stockholder from any liability which the Company or the Selling Stockholder may have to any Underwriter or any such person or otherwise, except where such omission results in material prejudice to the Company or the Selling Stockholder that affects the substantive rights of the Company or the Selling Stockholder. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or the Selling Stockholder in connection with the defense of such Proceeding or the Company or the Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there are defenses available to it or them which are different from, additional to or in conflict with those available to the Company or the Selling Stockholder (in which case the Company or the Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Selling Stockholder and paid as incurred (it being understood, however, that the Company or the Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or the Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if any such proceeding is settled with the written consent of the Company or the Selling Stockholder, as the case may be, the Company or the Selling Stockholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement to the extent otherwise required by this Paragraph 11(a). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

               (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, the Selling Stockholder and any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

               If any Proceeding is brought against the Company, the Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Selling Stockholder or any such person or otherwise, except where such omission results in material prejudice to such Underwriter that affects the substantive rights of such Underwriter. The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholder and any such person from and against any loss or liability by reason of such settlement to the extent otherwise required by this Section 11(b). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

               (c) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

               (d) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

               (e) The indemnity and contribution  agreements  contained in this
          Section 11 and the covenants, warranties and representations of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of
          Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, the Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholder, against the Company's or the Selling Stockholder's officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

          12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the prospectus supplement and the statements set forth in the sixth (regarding commissions and discounts) and the thirteenth (regarding stabilization) paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 11 hereof.

          13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1241 East Main Street, Stamford, Connecticut, 06902, Attention: Edward L. Kaufman, Esq.; and if to the Selling Stockholder, shall be sufficient in all respects if delivered or sent to the Selling Stockholder at 1241 East Main Street, Stamford, Connecticut, 06902, Attention: Vincent K. McMahon, as Trustee.

          14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

          15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholder hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS, the Selling Stockholder and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholder agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

          16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholder and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

          17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

          18. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Selling Stockholder and the Company, and their rights shall inure to the benefit of, and their obligations hereunder shall be binding upon, their successors and assigns and any successor or assign of any substantial portion of the Company's, the Selling Stockholder's and any of the Underwriters' respective businesses and/or assets. If, prior to satisfaction of all obligations of the parties under this Agreement, the Deed of Trust requires a distribution by the Selling Stockholder of any Shares or the proceeds from the sale hereunder of any Shares, then the distributee (and such distributee's own successors, assigns, heirs, personal representatives and executors and administrators) shall be deemed a successor or assign of the Selling Stockholder for the purposes of, and shall assume, jointly and generally with any other such distributee, the rights and obligations of the Selling Stockholder under, this Agreement.

          19. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

          If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholder and the Underwriters, severally.

                                     Very truly yours,

                                     WORLD WRESTLING ENTERTAINMENT, INC.


                                     By:
                                        --------------------------------
                                        Title:


                                     THE VINCENT K. MCMAHON IRREVOCABLE
                                     TRUST


                                     By:
                                        --------------------------------




                                     Vincent K. McMahon, not in his individual capacity, but as Trustee under the Vincent
                                     K. McMahon Irrevocable Deed of Trust,
                                     dated June 30, 1999

Accepted and agreed to as of the
date first above written, on
behalf of themselves
and the other several Underwriters
named in Schedule A

UBS SECURITIES LLC
NATEXIS BLEICHROEDER INC.
By: UBS SECURITIES LLC


By:
   -------------------------------
    Title:


By:
   -------------------------------
    Title:


                                   SCHEDULE A


                                                                   Number of
Underwriter                                                       Firm Shares
-----------                                                       -----------

UBS SECURITIES LLC                                                  5,545,780
NATEXIS BLEICHROEDER INC.                                             291,883
BLAYLOCK & PARTNERS, L.P.                                              61,449
FIRST ALBANY CAPITAL INC.                                              61,449
JANCO PARTNERS, INC.                                                   61,449
MAXIM GROUP LLC                                                        61,449
STANFORD GROUP COMPANY                                                 61,449

                                                                  -----------
                                   Total.....................       6,144,908
                                                                  ===========


                                    Exhibit A
                                   -----------

                       World Wrestling Entertainment, Inc.
                      ------------------------------------


                              Class A Common Stock
                              Class B Common Stock

                                ($.01 Par Value)

                                                          _________  ___, 2004

UBS Securities LLC
Natexis Bleichroeder Inc.
As Representative of the several Underwriters

c/o UBS Securities LLC
    299 Park Avenue
    New York, New York 10171

Ladies and Gentlemen:

          This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by World Wrestling Entertainment, Inc. (the "Company"), the Vincent
K. McMahon Irrevocable Trust (the "Selling Stockholder") and you, as Representative of the several Underwriters named therein, with respect to the public offering (the "Offering") of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"). The Class A Common Stock together with the Class B Common Stock, par value $.01 per share, of the Company is hereinafter referred to as the "Common Stock".

          In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company, or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirm that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof or (d) dispositions to the Company to the extent and up to the amount required to cover withholding tax obligations in connections with the vesting of previously granted restricted stock units.

          In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

          If (i) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues a earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this paragraph will not apply if, within 3 days of the termination of the 90-day restricted period, the Company delivers to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the undersigned that the undersigned's shares of Class A Common Stock and, if applicable, Class B Common Stock, upon conversion into Class A Common Stock, are, as of the date of delivery of such certificate, "actively traded securities," as defined in Regulation M, 17 CFR 242.101(c)(1). Such notice shall be delivered in accordance with Section 13 of the Underwriting Agreement.

          If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or
(iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.


                                         Yours very truly,



                                         --------------------------
                                         Name:

                                    Exhibit B

                              Officers' Certificate
                             -----------------------



1.   I have reviewed the Registration Statement and the Prospectus,

2. The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3. The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4. The conditions set forth in paragraphs (g) and (h) of Section 8 of this Agreement have been met.

5. The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement.